UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Canal Street, Third Floor, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 307-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “2017 Annual Meeting”) of The Providence Service Corporation (the “Company”) was held on June 15, 2017 for the following purposes:

a)

To elect three Class 2 directors each to serve for a three-year term until the Company’s 2020 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The nominees for director were elected by our stockholders as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David A. Coulter	13,469,866	151,941	892,890

James M. Lindstrom	10,881,362	2,740,445	892,890

Leslie V. Norwalk	9,347,295	4,274,512	892,890

b)

To hold a non-binding advisory vote on named executive officer compensation as more fully described in the Proxy Statement for the 2017 Annual Meeting. The named executive officer compensation was approved by our stockholders as follows:

Votes For	10,723,608

Votes Against	2,895,694

Abstentions	2,505

Broker Non-Votes	892,890

c)

To hold a non-binding advisory vote on the frequency of future non-binding advisory votes to approve named executive officer compensation. A frequency of “Every 1 Year” was approved by our stockholders as follows:

Every 1 Year:	11,286,129

Every 2 Years:	856

Every 3 Years:	2,334,040

Abstentions	782

Broker Non-Votes	892,890

d)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The appointment of KPMG LLP was approved by our stockholders as follows:

Votes For	14,378,347

Votes Against	132,830

Abstentions	3,520

Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: June 20, 2017	By:	/s/ Sophia D. Tawil
	Name:	Sophia D. Tawil
	Title:	Senior Vice President, General Counsel & Secretary